POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Scott J. Golde and Kristan L. Richardson, signing singly, as the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer of Jackson Financial Inc. (the "Company"), (i) Forms 3, 4 and 5
and 144 (collectively, the "Section 16 Forms") relating to the equity securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the "Exchange
Act"), and Rule 144 under the Securities Act of 1933, as amended (the
"Securities Act"); and
(ii) a Form ID and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the U.S. Securities and Exchange
Commission (or any successor provision) in order to file a Section 16 Form electronically (a "Form ID", and, together with a Section 16 Form, the "Section
16 Filings");
(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Section 16
Filings, complete and execute any amendment or amendments thereto, and timely file the same with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood and agreed that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges and agrees that each such attorney-in-fact is serving in such capacity at the request of the undersigned, and are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and Rule 144 under the Securities
Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and Rule 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of July, 2021.

By: /s/ Craig D. Smith
Craig D. Smith